Exhibit 4.21

Execution Version

FIRST AMENDMENT

TO

AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

DATED AS OF MARCH 1, 2023

AMONG

DP RBL CO LLC,
AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

FIRST AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AGREEMENT

This First Amendment to Amended and Restated Revolving Credit Agreement (this “First Amendment”) dated as of March 1, 2023, is among DP RBL CO LLC, a Delaware limited liability company (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.           The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended and Restated Revolving Credit Agreement dated as of August 2, 2022 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B.           The Borrower has requested, and the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.              Definitions. Unless otherwise defined in this First Amendment, each capitalized term used in this First Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2.              Amendments. Subject to the Satisfaction of the Conditions Precedent in Section 5 of this First Amendment, the Credit Agreement shall be amended effective as of the First Amendment Effective Date by deleting Annex I thereto and replacing it with Annex I attached hereto.

Section 3.              Borrowing Base. Pursuant to Section 2.07(b), the Administrative Agent has determined that upon the closing of the Acquisition (as defined below), the Borrowing Base in effect at such time shall be $375.0 million. This is an Interim Redetermination and does not replace the spring 2023 Scheduled Redetermination which will occur at its scheduled time. The Borrowing Base may be subject to further adjustment from time to time in accordance with the Credit Agreement.

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Section 4.              Assignments and Reallocations. The Lenders have agreed among themselves to reallocate their Commitments, Maximum Credit Amounts, Applicable Percentages and Revolving Credit Exposures such that their Applicable Percentages and Maximum Credit Amounts shall equal those set forth in Annex I attached hereto. Each of the Administrative Agent and the Borrower hereby consent to such reallocation. Such reallocations are hereby consummated pursuant to the terms and provisions of this First Amendment, and Section 12.04(b), and the Borrower, the Administrative Agent and each Lender hereby consummates such reallocation pursuant to the terms, provisions and representations of the Assignment and Assumption attached as Exhibit G to the Credit Agreement as if each of them had executed and delivered an Assignment and Assumption with the Effective Date (as defined therein) being the First Amendment Effective Date; provided that the Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 12.04(b)(ii)(C) with respect to such assignment and assumption. Each Lender hereby consents and agrees to the Applicable Percentages and Maximum Credit Amounts as set forth in Annex I attached hereto.

Section 5.              Effectiveness. This First Amendment shall become effective on the first date on which each of the conditions set forth in this Section 5 is satisfied (the “First Amendment Effective Date”):

5.1           The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this First Amendment from the Borrower, each Guarantor, and each Lender.

5.2           At the time of and immediately after giving effect to this First Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.3           There shall be no pending or threatened litigation against the Borrower or any Guarantor which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as disclosed in writing to the Administrative Agent prior to the First Amendment Effective Date.

5.4           The Borrower shall have paid all amounts due and payable on or prior to the First Amendment Effective Date to the extent invoiced two (2) Business Days prior to the First Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

5.5           The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying (a) that certain Oil and Gas Properties and related assets (the “Assets”) in the state of Texas are being acquired by DP Legacy Central LLC from Tanos Energy Holdings II, LLC (“Seller”) (the “Acquisition”) (with all of the material conditions precedent thereto having been satisfied in all material respects by the parties thereto) pursuant to that certain Purchase and Sale Agreement by and between Seller and Diversified Production LLC, dated as of February 1, 2023 (together with all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended, the “Acquisition Documents”); (b) that attached thereto is a true and complete list of the Assets which have been excluded from the Acquisition pursuant to the terms of the Acquisition Documents, specifying with respect thereto the basis of the exclusion; and (c) that attached thereto is a true and complete executed copy of each Acquisition Document.

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5.6           The Borrower shall have provided to the Administrative Agent copies of any material environmental due diligence documents in its possession with respect to the Assets including Phase I Reports, if any.

5.7           The Administrative Agent shall have received title information as the Administrative Agent may reasonably require, reasonably satisfactory to the Administrative Agent, setting forth the status of title to at least 85% of the PV-10 of the Borrowing Base Properties.

Section 6.              Post-Closing Obligations. No later than 30 days after the First Amendment Effective Date (or such later date as may be agreed by the Administrative Agent), the Borrower shall have delivered executed Mortgages or supplements to Mortgages to the Administrative Agent such that, upon recording such Mortgages or supplements, as applicable, in each case, in the appropriate filing offices, the Administrative Agent shall have a first priority Lien on at least 85% of the PV-10 of the Borrowing Base Properties.

Section 7.              Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.              Miscellaneous. (a) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this First Amendment; (b) the execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this First Amendment by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this First Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this First Amendment.

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Section 9.              Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the First Amendment Effective Date, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 10.            Loan Document. This First Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 11.            No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS FIRST AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DP RBL CO LLC
a Delaware corporation

	By:	/s/ Benjamin M. Sullivan
	Name:	Benjamin M. Sullivan
	Title:	Executive Vice President & General Counsel

GUARANTORS:	BLUESTONE NATURAL RESOURCES II LLC
DP LEGACY CENTRAL LLC
DP TAPSTONE ENERGY HOLDINGS, LLC
DP LEGACY TAPSTONE LLC
DIVERSIFIED ENERGY MARKETING, LLC

	By:	/s/ Benjamin M. Sullivan
	Name:	Benjamin M. Sullivan
	Title:	Executive Vice President & General Counsel

Signature Page

DP RBL CO LLC – First Amendment

KEYBANK NATIONAL ASSOCIATION, as Coordinating Lead Arranger, Sole Bookrunner, Administrative Agent and a Lender

By:	/s/ Kyle Gruen
Name:	Kyle Gruen
Title:	Vice President

Signature Page

DP RBL CO LLC – First Amendment

TRUIST BANK, as Co-Syndication Agent, and a Lender

By:	/s/ Benjamin L. Brown
Name:	Benjamin L. Brown
Title:	Director

TRUIST SECURITIES, INC., as Joint Lead Arranger

By:	/s/ Benjamin L. Brown
Name:	Benjamin L. Brown
Title:	Director

Signature Page

DP RBL CO LLC – First Amendment

CITIZENS BANK, N.A., as Joint Lead Arranger, Co-Syndication Agent and a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page

DP RBL CO LLC – First Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Joint Lead Arranger, Co-Syndication Agent, a Lender and as Lead Sustainability Structuring Agent

By:	/s/ Jacob W. Lewis
Name:	Jacob W. Lewis
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

Signature Page

DP RBL CO LLC – First Amendment

DNB CAPITAL LLC, as a Lender

By:	/s/ Kevin Utsey
Name:	Kevin Utsey
Title:	Senior Vice President

By:	/s/ Scott Joyce
Name:	Scott Joyce
Title:	Senior Vice President

Signature Page

DP RBL CO LLC – First Amendment

MIZUHO BANK, LTD., as a Joint Lead Arranger, a Co-Syndication Agent and a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Executive Director

Signature Page

DP RBL CO LLC – First Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Joint Lead Arranger, a Co-Document Agent and a Lender

By:	/s/ Matthew A. Turner
Name:	Matthew A. Turner
Title:	Senior Vice President

Signature Page

DP RBL CO LLC – First Amendment

FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender

By:	/s/ Katya Pittman
Name:	Katya Pittman
Title:	Director

Signature Page

DP RBL CO LLC – First Amendment

FIRST HORIZON BANK, as a Lender

By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Senior Vice President

Signature Page

DP RBL CO LLC – First Amendment

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Salman Samar
Name:	Salman Samar
Title:	Director

Signature Page

DP RBL CO LLC – First Amendment

CITIBANK, N.A., as a Lender

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

Signature Page

DP RBL CO LLC – First Amendment

SYNOVUS BANK, as a Lender

By:	/s/ Custis Proctor
Name:	Custis Proctor
Title:	Corporate Banker

Signature Page

DP RBL CO LLC – First Amendment

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Andrew B. Vernon
Name:	Andrew Vernon
Title:	Authorized Signatory

Signature Page

DP RBL CO LLC – First Amendment

MERCURIA INVESTMENTS U.S., INC., as a Lender

By:	/s/ Steven Bunkin
Name:	Steven Bunkin
Title:	Secretary

Signature Page

DP RBL CO LLC – First Amendment

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

[**Omitted**]

Annex I